Exhibit 99.1 - News Release – September 27, 2016.
201 N. Harrison St.
Davenport, IA 52801
www.lee.net

Lee Enterprises will provide business update at Deutsche Bank conference
NEWS RELEASE
SCOTTSDALE, Arizona (September 27, 2016) - On Wednesday, September 28, 2016, at the Deutsche Bank 24th Annual Leveraged Finance Conference, in Scottsdale, Arizona, Lee Enterprises, Incorporated (NYSE: LEE), a major provider of local news, information and advertising in 48 markets, will provide a review of its strong local audiences, digital sales, subscriber strategies and a financial update.

The presentation will be available at lee.net. It includes remarks by Mary Junck, executive chairman and Ron Mayo, vice president, chief financial officer and treasurer.

ABOUT LEE
Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, in its markets, with 44 daily newspapers and a joint interest in four others, rapidly growing digital products and nearly 300 specialty publications in 21 states. Lee's newspapers have average circulation of 0.9 million daily and 1.3 million Sunday. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit lee.net.

Contact:
Charles Arms
Director of Communications
IR@lee.net
(563) 383-2100